Exhibit 99.2

HEALD CAPITAL, LLC AND SUBSIDIARIES

Consolidated Financial Statements

For the Year Ended December 31, 2009

with

Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Members of

Heald Capital, LLC and Subsidiaries:

We have audited the accompanying consolidated balance sheet of Heald Capital, LLC and subsidiaries (the Company) as of December 31, 2009, and the related consolidated statements of income and members’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Heald Capital, LLC and subsidiaries as of December 31, 2009, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Lake Forest, California

March 15, 2010

HEALD CAPITAL, LLC AND SUBSIDIARIES

Consolidated Balance Sheet

December 31, 2009

Assets
Current assets:
Cash	$20,117,092
Restricted cash	789,677
Accounts receivable, net of allowance for doubtful accounts of $5,111,678	3,798,262
Other accounts receivable	659,209
Inventories	3,363,721
Prepaid expenses	2,558,954

Total current assets	31,286,915
Restricted cash	13,515,897
Accounts receivable, net of allowance for doubtful accounts of $982,668	825,155
Facilities and equipment, net of accumulated depreciation and amortization of $8,679,106	41,617,586
Deposits and other	1,207,974
Deferred loan fees, net of accumulated amortization of $396,227	1,157,242
Goodwill	2,979,738

$92,590,507

Liabilities and Members’ Equity
Current liabilities:
Accounts payable	$7,914,833
Accrued expenses	9,050,702
Accrued Preferred Member distributions	535,775
Current portion of deferred rent	213,422
Current portion of long-term debt	1,128,739
Student advance payments	4,573,442
Unearned tuition	2,662,059

Total current liabilities	26,078,972
Deferred rent	2,343,392
Long-term debt, net of current portion	25,688,144

Total liabilities	54,110,508
Members’ equity	38,479,999

$92,590,507

See notes to consolidated financial statements

2

HEALD CAPITAL, LLC AND SUBSIDIARIES

Consolidated Statement of Income and Members’ Equity

For the Year Ended December 31, 2009

Revenues:
Tuition	$159,835,719
Other	23,778,583

Total revenues	183,614,302

Costs and expenses:
Course materials, services and instruction	58,042,082
Selling and promotion	32,482,195
General and administrative	41,482,649
Facilities	13,933,246
Depreciation and amortization	4,711,918

Total costs and expenses	150,652,090

Income from operations	32,962,212

Other income (expense):
Other income	9,901,723
Other expense	(133,497)
Interest income	352,059
Interest expense	(1,926,788)

Total other income (expense)	8,193,497

Income before provision for income taxes	41,155,709
Provision for income taxes	(827,694)

Net income	40,328,015
Members’ equity, beginning of year	12,497,967
Distributions to Members, net	(14,345,983)

Members’ equity, end of year	$38,479,999

See notes to consolidated financial statements

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HEALD CAPITAL, LLC AND SUBSIDIARIES

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2009

Cash flows from operating activities:
Net income	$40,328,015
Adjustments to reconcile net income to net cash provided by operating activities—
Depreciation and amortization	4,711,918
Gain on refinance of long-term debt	(9,090,270)
Gain recognized in connection with Joint Escrow Agreement	(800,000)
Change in assets and liabilities:
Accounts receivable, net	(1,992,115)
Other accounts receivable	(45,242)
Inventories	(667,994)
Prepaid expenses	(763,565)
Deposits and other	92,964
Accounts payable	(448)
Accrued expenses	2,189,581
Student advance payments	826,513
Unearned tuition	851,208
Other current liabilities	(90,203)
Deferred rent	1,485,361

Net cash provided by operating activities	37,035,723

Cash flows from investing activities:
Purchases of facilities and equipment	(6,443,268)
Increase in restricted cash	(2,705,682)
Distributions to Members, net	(14,111,608)

Net cash used by investing activities	(23,260,558)

Cash flows from financing activities:
Loan fees paid	(1,553,470)
Principal payments on long-term debt	(2,816,315)

Net cash used by financing activities	(4,369,785)

Increase in cash	9,405,380
Cash, beginning of year	10,711,712

Cash, end of year	$20,117,092

Supplemental cash flows information:
Cash paid for—
Interest expense	$2,113,937

Income taxes	$827,694

Supplemental schedule of noncash investing and financing activities:
Accrual of Preferred Member distributions	$234,375

Note payable refinanced	$33,190,270

See notes to consolidated financial statements

4

HEALD CAPITAL, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Heald Capital, LLC is a Delaware limited liability company organized on October 30, 2006 whose duration is perpetual. Heald Capital, LLC is the majority member of Heald Education, LLC and sole member of Heald Real Estate, LLC, both Delaware limited liability companies whose durations are perpetual. In addition, Heald College, LLC (the College, and collectively with Heald Capital, LLC, Heald Education, LLC and Heald Real Estate, LLC, the Company) is a subsidiary of Heald Education, LLC and a California limited liability company whose duration is perpetual.

Heald Education, LLC was formed to acquire substantially all of the unrestricted assets and assume certain liabilities of Heald College, a California non-profit, public benefit corporation (the Seller, see Note 2). Heald Real Estate, LLC was formed to acquire real property owned by the Seller.

The College operates an institution of higher learning which offers certificate programs and associate level degrees primarily in the fields of business, healthcare and technology. The College has campuses located in San Francisco, Concord, Hayward, San Jose, Salinas, Rancho Cordova, Fresno, Stockton and Roseville, California. The College’s San Francisco location also operates branch campuses in Portland, Oregon and Honolulu, Hawaii.

On January 4, 2010, Corinthian Colleges, Inc., (“Corinthian”), acquired all of the limited liability membership interests in Heald Capital, LLC, SP PE VII-B Heald Holdings Corp., a Delaware corporation (SP Holdings), and SD III-B Heald Holdings Corp., a Delaware corporation (SD Holdings; each of SP Holdings and SD Holdings individually, a Holding Company and, collectively, the Holding Companies).

Basis of Presentation

The accompanying consolidated financial statements include the accounts of Heald Capital, LLC and its subsidiaries, and have been prepared as of and for the year ended December 31, 2009. All inter-entity transactions have been eliminated in consolidation.

Restricted Cash and Letter of Credit

Restricted cash reflected as a current asset on the accompanying consolidated balance sheet represents $789,677 restricted for the payment of dividends to the Preferred security holders of the Company.

Long-term restricted cash of $13,515,897 reflected on the consolidated balance sheet consists of two certificates of deposit maintained with financial institutions in the amounts of $10,500,000 and $3,000,000. The $10,500,000 certificate of deposit renews automatically on a weekly basis and has been pledged as collateral for an irrevocable letter of credit in favor of the U.S. Department of Education (ED, see Note 8). The $3,000,000 certificate of deposit is required pursuant to the terms of the Company’s mortgage debt (see Note 4).

Goodwill

Goodwill represents the excess of the purchase price over the fair market value of the identifiable net assets acquired. Goodwill is not amortized but tested for impairment annually and written down only when impaired. Management does not believe that there is any impairment associated with the Company’s goodwill.

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Depreciation and Amortization

Facilities and equipment are recorded at cost and are being depreciated over their estimated useful lives ranging from 3 to 39 years using the straight-line method. Leasehold improvements are stated at cost and are being amortized over their useful lives or the term of the lease, whichever is shorter.

Revenue Recognition

Revenues are derived primarily from tuition on courses taught at the College’s campuses. Tuition revenue is recognized on a straight-line basis over the term of instruction. Unearned tuition represents tuition and fee charges paid in excess of amounts earned as of the consolidated balance sheet date. Student advance payments represent amounts paid in advance of tuition and tuition related billings.

Course Service and Advertising Costs

Course service and advertising costs are expensed as incurred.

Accounts Receivable

Accounts receivable are recorded at the net realizable value expected to be received from students or third-party payors and are not collateralized. Accounts receivable include amounts earned less payments received and allowances for doubtful accounts. Management continually monitors and adjusts its allowances associated with the Company’s receivables to address any credit risks associated with the accounts receivable. When uncertainty exists as to the collection of receivables, the Company records an allowance for doubtful accounts and a corresponding charge to bad debt expense.

Deferred Loan Fees

Deferred loan fees represent the fees and costs incurred by the Company with respect to obtaining its debt financing. Deferred loan fees are being amortized using the straight-line method over the terms of the related debt (see Note 4). Deferred loan fee amortization for the year ended December 31, 2009, was $981,682 and includes the full amortization of remaining unamortized loan fees associated with previously held mortgage debt refinanced during the year ended December 31, 2009. Amortization of deferred loan fees is included within depreciation and amortization expense on the accompanying consolidated statement of income and members’ equity.

Income Taxes

The Company operates as a limited liability company. As such, income and expenses of the Company are passed through to the members and are reported on the individual income tax returns. As a limited liability company, the Company is not required to pay federal or state income taxes. However, the Company is subject to certain state, excise, franchise and license fees; the provision for income taxes reflected in the accompanying consolidated financial statements consists primarily of such items.

The Company evaluates its uncertain tax positions and would recognize a loss contingency when it is probable that a liability has been incurred as of the date of the financial statements and the amount of the loss can be reasonably estimated. The amount recognized is subject to estimate and management judgment with respect to the likely outcome of each uncertain tax position. The amount that is ultimately sustained for an individual uncertain tax position of for all uncertain tax positions in the aggregate could differ from the amount recognized. Management does not believe that the Company has any uncertain tax provisions.

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Inventories

Inventories consist primarily of textbooks and instructional materials and are stated at the lower of cost or market, on a first in, first out basis.

Subsequent Events

The Company has evaluated subsequent events through the date of the auditors’ report, which is the date the accompanying consolidated financial statements were available to be issued (see Note 9).

Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE 2 – BUSINESS ACQUISITION AND ARBITRATION SETTLEMENT

On December 12, 2006, Heald Education, LLC entered into an Asset Purchase Agreement (the Agreement) to acquire substantially all of the operating assets and assume certain operating liabilities of Heald College (the Seller). The effective closing date of the Agreement was August 15, 2007, the date the funds were transferred for the purchase of the net assets of the Seller.

The Agreement provided for an adjustment to the purchase price based on a Net Asset Value (NAV), as defined. The preliminary purchase price adjustment resulted in a decrease of $4,734,614 to the purchase price. The Agreement specified that fifty percent of the purchase price adjustment was to be paid in cash by the Seller. The amount due from the Seller was recorded on the books of Heald Real Estate, LLC.

The Company and Seller were in disagreement over the NAV as of the closing date and the corresponding purchase price adjustment based on the NAV. The parties followed the dispute resolution as outlined in the Agreement. On September 30, 2007, the Company delivered the Seller an audited closing date balance sheet and a calculation of closing date current assets. The Seller then delivered an objection notice to the Company. On February 8, 2008, the Seller filed a Voluntary Petition for Reorganization under Chapter 11 of the Bankruptcy Code.

Pursuant to an Order of the Bankruptcy Court lifting the automatic stay in bankruptcy, in May 2008 the Company filed Notice and Demand for Arbitration with JAMS (Judicial Arbitration and Mediation Service). Following various pretrial events, in November 2008 the parties participated in a JAMS mediation and reached a settlement in principle. The Settlement Agreement was executed by the parties as of December 31, 2008 and subsequently was approved by the Bankruptcy Court by an Order dated January 15, 2009. The principal terms of the Settlement Agreement were the following:

•	Prepayment of the $6,100,000 Note A by $1,000,000 upon the earlier of confirmation by the Bankruptcy Court of Seller’s plan of reorganization or July 1, 2010;

•	Cancellation of the $2,000,000 Note B, which already has been cancelled and returned;

•	Termination of Seller’s potential $2,000,000 earnout rights under the Asset Purchase Agreement (APA);

•

Termination of the APA, provided that provisions related to Note A and Sections 9.3 through 9.6 survive so that; among other things, Seller will retain access to the books and records of its former operations now maintained by the Company;

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•	An allowed subordinated claim by Buyer in the Bankruptcy Case of $200,000, to be applied to educational grants for the benefit of qualified post-secondary students of Heald College;

•	Agreement by Buyer to cooperate with Seller in seeking confirmation by the Bankruptcy Court of its plan of reorganization; and

•	Mutual release of all claims and dismissal of all claims and counterclaims in the JAMS arbitration.

NOTE 3 – FACILITIES AND EQUIPMENT

Facilities and equipment consisted of the following as of December 31, 2009:

Land	$9,022,277
Buildings and improvements	21,360,752
Furniture and equipment	7,327,850
Leasehold improvements	7,814,895
Software and development	4,770,918

50,296,692
Less: accumulated depreciation and amortization	(8,679,106)

$41,617,586

Depreciation and amortization expense related to facilities and equipment for the year ended December 31, 2009 was $3,730,236 and is included within depreciation and amortization expense on the accompanying consolidated statement of income and members’ equity.

NOTE 4 – LONG-TERM DEBT

As of December 31, 2009, long-term debt consisted of the following:

Mortgage note payable to a financial institution, bearing interest at a variable rate of 4.0% based on LIBOR plus 300 points with a minimum rate of 4.0%. The note is collateralized by campus buildings and requires minimum monthly payments of $91,195 plus interest, with all unpaid principal and interest due March 24, 2012.	$23,188,050

Subordinated promissory note issued to Seller at an original amount of $3,500,000, bearing interest at 10.14% per annum. The note requires quarterly interest payments on the $3,500,000 with all unpaid principal and interest due August 14, 2012.	3,500,000

Capital lease obligations, at varying rates of interest from 5.1% to 11.8%, collateralized by equipment.	128,833

26,816,883
Less: current portion	(1,128,739)

$25,688,144

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Future maturities of long-term debt and capital lease obligations as of December 31, 2009, are as follows:

Year Ending December 31,	Long-Term Debt	Capital Lease Obligations
2010	$1,094,340	$48,051
2011	1,094,340	47,597
2012	24,499,370	42,628
2013	—	19,840
2014	—	—

	$26,688,050	158,116

Less: amount representing interest		(29,283)

		128,833
Less: current portion		(34,399)

		$94,434

As of December 31, 2009, the cost of equipment acquired under the terms of the capital lease agreements was $169,100; the accumulated amortization was $75,328. Amortization expense associated with equipment acquired under capital lease agreements is included within depreciation and amortization expense on the accompanying consolidated statement of income and members’ equity.

The credit facility referred to above was obtained by the Company to refinance previous mortgage notes outstanding in order to take advantage of an opportunity to buy them from the previous lender at a discount from the carrying amount of the debt. The Company recognized a $9,090,270 gain on the refinance which has been included within other income on the accompanying consolidated statement of income and members’ equity.

The long-term debt consists of a term loan credit facility (the Mortgage Facility) between Heald Real Estate, LLC, and Bank of America, N.A. that is secured by real estate of Heald Real Estate, LLC and guaranteed by Heald Capital, LLC and Heald Education, LLC (the Heald Guarantors). On January 4, 2010, Heald Real Estate, LLC, the Heald Guarantors and Bank of America entered into an amendment and waiver to the Mortgage Facility (the 1st Amendment and Waiver), pursuant to which Bank of America waived compliance with all covenants and defaults under the Mortgage Facility except for the requirement that Heald Real Estate, LLC continue making regularly scheduled payments under the Mortgage Facility. Also on January 4, 2010, Corinthian entered into a Continuing and Unconditional Guaranty to guarantee the obligations of Heald Real Estate, LLC under the Mortgage Facility. The parties also agreed that any defaults under Corinthian’s syndicated Third Amended and Restated Credit Agreement (the Corinthian Facility) with Bank of America, N.A., as Domestic Administrative Agent, Domestic Swing Line Lender and Domestic L/C Issuer, Bank of America, N.A., acting through its Canada Branch, as Canadian Administrative Agent, Canadian Swing Line Lender and Canadian L/C Issuer, U.S. Bank National Association, as Syndication Agent, and Union Bank, N.A., as Documentation Agent, and each Lender from time to time party thereto, will constitute a default under the Mortgage Facility. Pursuant to the 1st Amendment and Waiver, if at least two additional lenders agreed to assume at least $15 million of the loans outstanding under the Mortgage Facility by not later than February 26, 2010, the parties agreed to amend and restate the Mortgage Facility to align the covenants and defaults

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under the Mortgage Facility to substantially parallel those provisions in the Corinthian Facility. On February 22, 2010, Heald Real Estate, LLC, Heald Capital, LLC, and Bank of America, N.A. entered into an Amendment No. 2 and Waiver pursuant to which the deadline to amend and restate the Mortgage Facility was extended to March 31, 2010. If the amendment and restatement of the Mortgage Facility does not occur by March 31, 2010, Heald Real Estate, LLC will be required to pay off, and thus terminate, the Mortgage Facility. The Company and Corinthian currently anticipate that such amendment and restatement will occur, and, if it does not, Corinthian intends to refinance the Mortgage Facility with proceeds from the Corinthian Facility.

The subordinated promissory note issued to Seller referred to above was obtained by the Company in connection with a Joint Escrow Agreement (JEA) entered into on July 30, 2009, between the Company, the Seller and a third-party unrelated to the Company. Under the terms of the JEA, the Company substituted a note previously issued to the Seller in an original amount of $6,100,000, with two notes; one payable to the Seller in the amount of $3,500,000 and one payable to the third-party for $1,600,000. The $5,100,000 of issued notes represented the remaining amount owed to the Seller under the previously issued note as of the date of the JEA. In addition to the issuance of the two new notes, the JEA provided for settlement of the note payable to the third-party, in entirety, for an $800,000 cash payment. The Company has included the $800,000 gain associated with the retirement of the note within other income on the accompanying consolidated statement of income and members’ equity.

NOTE 5 – FACILITY AND EQUIPMENT LEASE COMMITMENTS AND RELATED PARTY TRANSACTIONS

The College leases its operating facilities and corporate administrative office under non-cancelable operating lease agreements which expire at various times through October 2019. Certain of the facilities are owned by Heald Real Estate, LLC. The leases require base monthly rental payments and require the College to pay certain operating expenses of the facilities. Certain of the leases have stipulated payment increases over their terms. All transactions related to facility leases between the College and Heald Real Estate, LLC, including deferred rent, and rental expense and income, have been eliminated in the consolidated financial statements of the Company. Rent expense is being recorded evenly over the terms of the leases. The difference between rent expense recorded and amounts paid is reflected as deferred rent in the accompanying consolidated balance sheet.

Future minimum lease payments under the terms of the agreements with unrelated third parties as of December 31, 2009, are as follows:

Year Ending December 31,
2010	$7,453,198
2011	6,330,099
2012	6,070,862
2013	6,065,632
2014	4,333,942
Thereafter	11,214,572

$41,468,305

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Rent expense paid to unrelated third parties was approximately $7,400,000 for the year ended December 31, 2009, and is reflected within facilities expense in the accompanying consolidated statement of income and members’ equity.

NOTE 6 – MEMBERS’ EQUITY

Heald Capital, LLC has authorized two classes of units, Preferred Units and Common Units. As of December 31, 2009, authorized and issued units were as follows:

	Authorized	Issued
Preferred Units	15,000	15,000
Common Units	5,000	1,560

As of January 4, 2010, all authorized and issued units were purchased, directly or indirectly, as part of the acquisition by Corinthian of Heald Capital, LLC.

NOTE 7 – 401(k) AND PROFIT SHARING PLAN

The Company maintains a 401(k) and Profit Sharing Plan (the Plan) that covers substantially all employees meeting certain employment and continuing eligibility requirements as defined in the Plan. Company contributions are discretionary and based on a percentage declared for the contribution period (each calendar month), if any, by a Board of Directors’ resolution. Company contributions vest ratably over five years and amounted to approximately $1,021,000 during the year ended December 31, 2009. In connection with the sale of the Company discussed in Notes 1 and 9, all Company contributions to the Plan were fully vested as of January 4, 2010.

NOTE 8 – CONCENTRATION OF CREDIT RISK

As of December 31, 2009, the Company had cash balances with banks in excess of the federally insured limit.

On August 27, 2007, the Company posted a letter of credit in favor of ED in the amount of $15,772,985 as required by ED in connection with the change of ownership. The letter of credit expires on August 31, 2010 and is secured by substantially all assets of the Company. The Company must satisfy certain contractual covenants related to the letter of credit that include, among others, maintenance of minimum cash balances, unrestricted liquid assets and tangible net worth, all as defined. As of December 31, 2009, the Company was in compliance with such covenants.

The Company participates in Government Student Financial Assistance Programs (Title IV) administered by ED for the payment of student tuitions. Substantial portions of the revenue and collection of ending accounts receivable as of December 31, 2009, are dependent upon the Company’s continued participation in the Title IV programs. Institutions participating in Title IV programs may not receive more than 90% of tuition collections (90/10 revenue test as defined in regulation) from Title IV sources in order to maintain eligibility for participation in such programs. For the year ended December 31, 2009, each of the Company’s campuses were in compliance with the 90/10 revenue test.

Institutions participating in Title IV programs are also required by ED to demonstrate financial responsibility. ED determines an institution’s financial responsibility through the calculation of a composite score based upon certain financial ratios as defined in regulations. Institutions receiving a composite score of 1.5 or greater are considered fully financially responsible. Institutions receiving a

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composite score between 1.0 and 1.4 are subject to additional monitoring and institutions receiving a score below 1.0 are required to submit financial guarantees in order to continue participation in the Title IV programs. As of December 31, 2009, and for the year then ended, the Company’s composite score was 2.7.

NOTE 9 – SUBSEQUENT EVENT

On January 4, 2010, Corinthian completed the acquisition of Heald Capital, LLC. The transaction was completed in accordance with a Securities Purchase and Sale Agreement, (the Purchase Agreement), dated October 19, 2009. Pursuant to the Purchase Agreement, Corinthian acquired, directly or indirectly, all of the limited liability company membership interests in Heald Capital, LLC (Membership Interests) by purchasing all of the outstanding capital stock of each of the Holding Companies and by purchasing Membership Interests directly from the previous owners of Heald Capital, LLC for total consideration of $395 million in cash, subject to adjustment as defined in the Purchase Agreement.

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HEALD CAPITAL, LLC AND SUBSIDIARIES

Consolidated Financial Statements

For the Year Ended December 31, 2008

with

Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Members of

  Heald Capital, LLC and Subsidiaries:

We have audited the accompanying consolidated balance sheet of Heald Capital, LLC and subsidiaries (the Company) as of December 31, 2008, and the related consolidated statements of income and members’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Heald Capital, LLC and subsidiaries as of December 31, 2008, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Lake Forest, California

June 18, 2009

HEALD CAPITAL, LLC AND SUBSIDIARIES

Consolidated Balance Sheet

December 31, 2008

Assets
Current assets:
Cash	$10,711,712
Restricted cash	1,099,892
Accounts receivable, net of allowance for doubtful accounts of $3,270,495	1,647,133
Other accounts receivable	613,967
Inventories	2,695,727
Prepaid expenses	2,143,252

Total current assets	18,911,683
Restricted cash	10,500,000
Accounts receivable, net of allowance for doubtful accounts of $195,501	984,169
Facilities and equipment, net of accumulated depreciation and amortization of $4,948,871	38,904,552
Deposits and other	1,300,938
Deferred loan fees, net of accumulated amortization of $222,069	585,456
Goodwill	2,979,738

$74,166,536

Liabilities and Members’ Equity
Current liabilities:
Accounts payable	$7,915,281
Accrued expenses	7,208,984
Accrued Preferred Member distributions	301,400
Current portion of long-term debt	2,720,101
Student advance payments	3,746,929
Unearned tuition	1,810,851
Other current liabilities	90,203

Total current liabilities	23,793,749
Deferred rent	1,071,453
Long-term debt, net of current portion	36,803,367

Total liabilities	61,668,569
Members’ equity	12,497,967

$74,166,536

See notes to consolidated financial statements

HEALD CAPITAL, LLC AND SUBSIDIARIES

Consolidated Statement of Income and Members’ Equity

For the Year Ended December 31, 2008

Revenues:
Tuition	$106,775,980
Other	15,643,949

Total revenues	122,419,929

Costs and expenses:
Course materials, services and instruction	41,283,872
Selling and promotion	24,612,465
General and administrative	35,266,231
Facilities	11,579,609
Depreciation and amortization	3,645,995

Total costs and expenses	116,388,172

Income from operations	6,031,757

Other income (expense):
Interest income	450,962
Interest expense	(2,669,153)

Total other income (expense)	(2,218,191)

Income before income taxes	3,813,566
Provision for income taxes	(470,404)

Net income	3,343,162
Members’ equity, beginning of year	11,276,212
Distributions to Members	(946,517)
Preferred Member distributions	(1,174,890)

Members’ equity, end of year	$12,497,967

See notes to consolidated financial statements

HEALD CAPITAL, LLC AND SUBSIDIARIES

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2008

Cash flows from operating activities:
Net income	$3,343,162
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation and amortization	3,645,995
Change in assets and liabilities:
Accounts receivable, net	(873,963)
Other accounts receivable	391,520
Inventories	(421,937)
Prepaid expenses	(717,497)
Deposits and other	(502,614)
Accounts payable	905,523
Accrued expenses	3,402,381
Student advance payments	866,469
Unearned tuition	1,810,851
Other current liabilities	90,203
Deferred rent	951,925

Net cash provided by operating activities	12,892,018

Cash flows from investing activities:
Purchases of facilities and equipment	(3,773,703)
Decrease in restricted cash	662,890
Distributions to Members	(2,109,647)
Decrease in goodwill associated with additional costs of acquisition	159,440

Net cash used by investing activities	(5,061,020)

Cash flows from financing activities:
Principal payments on long-term debt	(2,376,063)

Net cash used by financing activities	(2,376,063)

Increase in cash	5,454,935
Cash, beginning of year	5,256,777

Cash, end of year	$10,711,712

Supplemental cash flows information:
Cash paid for -
Interest expense	$2,697,531

Income taxes	$470,404

Supplemental schedule of noncash investing and financing activities:
Accrual of Preferred Member distributions	$11,760

Decrease in goodwill associated with adjustment of net assets acquired	$420,618

Increase in facilities and equipment associated with adjustment of net assets acquired	$500,414

Increase in facilities and equipment associated with arbitration settlement	$2,367,307

See notes to consolidated financial statements

HEALD CAPITAL, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2008

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Heald Capital, LLC is a Delaware limited liability company organized on October 30, 2006 whose duration is perpetual. Heald Capital, LLC is the majority member of Heald Education, LLC and sole member of Heald Real Estate, LLC, both Delaware limited liability companies whose durations are perpetual. In addition, Heald College, LLC (the College, and collectively with Heald Capital, LLC, Heald Education, LLC and Heald Real Estate, LLC, the Company) is a subsidiary of Heald Education, LLC and a California limited liability company whose duration is perpetual.

Heald Education, LLC was formed to acquire substantially all of the unrestricted assets and assume certain liabilities of Heald College, a California non-profit, public benefit corporation (the Seller, see Note 2). Heald Real Estate, LLC was formed to acquire real property owned by the Seller.

The College operates an institution of higher learning which offers certificate programs and associate level degrees primarily in the fields of business, healthcare and technology. The College has campuses located in San Francisco, Concord, Hayward, San Jose, Salinas, Rancho Cordova, Fresno, Stockton and Roseville, California. The College’s San Francisco location also operates branch campuses in Portland, Oregon and Honolulu, Hawaii.

Basis of Presentation

The accompanying consolidated financial statements include the accounts of Heald Capital, LLC and its subsidiaries, and have been prepared as of and for the year ended December 31, 2008. All inter-entity transactions have been eliminated in consolidation.

Restricted Cash and Letter of Credit

Restricted cash reflected as a current asset on the accompanying consolidated balance sheet represents $1,091,242 restricted for the payment of dividends to the Preferred security holders of the Company and $8,650 held in an escrow account related to the Company’s mortgage notes payable.

Long-term restricted cash of $10,500,000 reflected on the consolidated balance sheet represents a certificate of deposit maintained with a financial institution. The certificate of deposit renews automatically on a weekly basis and has been pledged as collateral for an irrevocable letter of credit in favor of the U.S. Department of Education (ED, see Note 8).

Goodwill

Goodwill represents the excess of the purchase price over the fair market value of the identifiable net assets acquired. Goodwill is not amortized but tested for impairment annually and written down only when impaired. Management does not believe that there is any impairment associated with the Company’s goodwill.

Depreciation and Amortization

Facilities and equipment are recorded at cost and are being depreciated over their estimated useful lives ranging from 3 to 39 years using the straight-line method. Leasehold improvements are stated at cost and are being amortized over their useful lives or the term of the lease, whichever is shorter.

Revenue Recognition

Revenues are derived primarily from tuition on courses taught at the College’s campuses. Tuition revenue is recognized on a straight-line basis over the term of instruction. Unearned tuition represents tuition and fee charges paid in excess of amounts earned as of the consolidated balance sheet date. Student advance payments represent amounts paid in advance of tuition and tuition related billings.

Course Service and Advertising Costs

Course service and advertising costs are expensed as incurred.

Accounts Receivable

Accounts receivable are recorded at the net realizable value expected to be received from students or third-party payors and are not collateralized. Accounts receivable include amounts earned less payments received and allowances for doubtful accounts. Management continually monitors and adjusts its allowances associated with the Company’s receivables to address any credit risks associated with the accounts receivable. When uncertainty exists as to the collection of receivables, the Company records an allowance for doubtful accounts and a corresponding charge to bad debt expense.

Deferred Loan Fees

Deferred loan fees represent the fees and costs incurred by the Company with respect to obtaining its debt financing. Deferred loan fees are being amortized using the straight-line method over the terms of the related debt (see Note 4). Deferred loan fee amortization for the year ended December 31, 2008, was $161,505 and is included within depreciation and amortization expense on the accompanying consolidated statement of income and members’ equity.

Income Taxes

The Company operates as a limited liability company. As such, income and expenses of the Company are passed through to the members and are reported on the individual income tax returns. As a limited liability company, the Company is not required to pay federal or state income taxes. However, the Company is subject to certain state, excise, franchise and license fees; the provision for income taxes reflected in the accompanying consolidated financial statements consists primarily of such items.

Inventories

Inventories consist primarily of textbooks and instructional materials and are stated at the lower of cost or market, on a first in, first out basis.

Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE 2 – BUSINESS ACQUISITION

Acquisition of Heald College by Heald Education, LLC

On December 12, 2006, Heald Education, LLC entered into an Asset Purchase Agreement (the Agreement) to acquire substantially all of the operating assets and assume certain operating liabilities of Heald College (the Seller). The effective closing date of the Agreement was August 15, 2007, the date the funds were transferred for the purchase of the net assets of the Seller.

The purchase price of the operating net assets acquired by Heald Education, LLC from the Seller was as follows:

Initial purchase price	$1
Direct costs of acquisition	1,751,879

$1,751,880

The following is a summary of the purchase transaction and the related allocation of the assigned values.

Current assets acquired	$15,815,861
Furniture, equipment and improvements	9,244,066
Other non-current assets	473,550

Total assets acquired	25,533,477

Current liabilities assumed	26,327,064
Non-current liabilities assumed	434,271

Total liabilities assumed	26,761,335

Net liabilities assumed	(1,227,858)
Adjusted purchase price	1,751,880

Goodwill	$2,979,738

Included in current liabilities assumed, as shown above, was an outstanding amount on a line of credit with a bank in the amount of $2,908,690. The line of credit was paid off by the Company simultaneously with the acquisition.

The acquisition of Heald College has been accounted for by the purchase method of accounting and accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on estimated fair market values at the date of acquisition.

The Company believes that the acquisition is a strategic acquisition in the marketplaces it serves. Management believes that through its expertise and financial commitments it will be able to increase the Company’s student population and further its presence in its marketplaces.

Acquisition of Real Estate by Heald Real Estate, LLC

Simultaneous with Heald Education, LLC’s acquisition of the net operating assets of the Seller, Heald Real Estate, LLC acquired certain real property of the Seller. The real estate had an appraised value of $55,400,000. The acquisition price of the real estate was $12,500,000 paid in cash, $8,099,999 of notes payable to the Seller and retirement of the outstanding bonds secured by the real estate in the amount of $21,299,600. Concurrent with the acquisition of the real estate, Heald Real Estate, LLC sold one of the properties that was not going to be used in the ongoing operations for $9,800,000. The proceeds of the sale were used as partial payment of the outstanding bonds.

As part of the acquisition of the real estate, Heald Real Estate, LLC obtained new mortgage financing in the aggregate amount of $35,000,000 (see Note 4). Excess proceeds from the real estate escrow were transferred from Heald Real Estate, LLC to Heald Capital, LLC along with the notes payable to the Seller.

The Agreement provided for an adjustment to the purchase price based on a Net Asset Value (NAV), as defined. The preliminary purchase price adjustment resulted in a decrease of $4,734,614 to the purchase price. The Agreement specified that fifty percent of the purchase price adjustment was to be paid in cash by the Seller. The amount due from the Seller was recorded on the books of Heald Real Estate, LLC.

The Company and Seller were in disagreement over the NAV as of the closing date and the corresponding purchase price adjustment based on the NAV. The parties followed the dispute resolution as outlined in the Agreement. On September 30, 2007, the Company delivered the Seller an audited closing date balance sheet and a calculation of closing date current assets. The Seller then delivered an objection notice to the Company. On February 8, 2008, the Seller filed a Voluntary Petition for Reorganization under Chapter 11 of the Bankruptcy Code.

Pursuant to an Order of the Bankruptcy Court lifting the automatic stay in bankruptcy, in May 2008 the Company filed Notice and Demand for Arbitration with JAMS (Judicial Arbitration and Mediation Service). Following various pretrial events, in November 2008 the parties participated in a JAMS mediation and reached a settlement in principle. The Settlement Agreement was executed by the parties as of December 31, 2008 and subsequently was approved by the Bankruptcy Court by an Order dated January 15, 2009. The principal terms of the Settlement Agreement are the following:

•	Prepayment of the $6,100,000 Note A by $1,000,000 upon the earlier of confirmation by the Bankruptcy Court of Seller’s plan of reorganization or July 1, 2010;

•	Cancellation of the $2,000,000 Note B, which already has been cancelled and returned;

•	Termination of Seller’s potential $2,000,000 earnout rights under the Asset Purchase Agreement (APA);

•

Termination of the APA, provided that provisions related to Note A and Sections 9.3 through 9.6 survive so that; among other things, Seller will retain access to the books and records of its former operations now maintained by the Company;

•	An allowed subordinated claim by Buyer in the Bankruptcy Case of $200,000, to be applied to educational grants for the benefit of qualified post-secondary students of Heald College;

•	Agreement by Buyer to cooperate with Seller in seeking confirmation by the Bankruptcy Court of its plan of reorganization; and

•	Mutual release of all claims and dismissal of all claims and counterclaims in the JAMS arbitration.

Included within general and administrative expenses on the accompanying consolidated statement of income and member’s equity is approximately $1,200,000 of costs associated with the mediation.

NOTE 3 – FACILITIES AND EQUIPMENT

Facilities and equipment consisted of the following as of December 31, 2008:

Land	$9,022,277
Buildings and improvements	21,360,752
Furniture and equipment	4,851,385
Leasehold improvements	5,006,878
Software and development	3,612,131

43,853,423
Less: accumulated depreciation and amortization	(4,948,871)

$38,904,552

Depreciation and amortization expense related to facilities and equipment for the year ended December 31, 2008 was $3,645,995.

NOTE 4 – LONG-TERM DEBT

As of December 31, 2008, long-term debt consisted of the following:

Mortgage note payable to a financial institution, bearing interest at 6.17%. The note is collateralized by campus buildings and requires minimum monthly payments of $232,632 with all unpaid principal and interest due September 1, 2012.	$25,832,697

Mortgage note payable to a financial institution, bearing interest at a variable interest rate (3.25% as of December 31, 2008). The note is collateralized by campus buildings and requires minimum monthly payments of $28,000, plus interest, with all unpaid principal and interest due September 1, 2012.	7,310,000

Subordinated promissory note issued to Seller at an original amount of $6,100,000, bearing interest at 8.0% per annum. The note requires quarterly interest payments on the $6,100,000 with all unpaid principal and interest due August 14, 2012.	6,100,000

Capital lease obligations, at varying rates of interest from 5.1% to 11.8%, collateralized by equipment.	280,771

39,523,468
Less: current portion	(2,720,101)

$36,803,367

Future maturities of long-term debt and capital lease obligations as of December 31, 2008, are as follows:

Year Ending December 31,	Long-Term Debt	Capital Lease Obligations
2009	$2,568,162	$171,780
2010	1,646,374	48,050
2011	1,729,550	47,597
2012	33,298,611	42,628
2013	—	19,840

	$39,242,697	329,895

Less: amount representing interest		(49,124)

		280,771
Less: current portion		(151,939)

		$128,832

As of December 31, 2008, the cost of equipment acquired under the terms of the capital lease agreements was $1,359,820; the accumulated amortization was $1,049,693. Amortization expense associated with equipment acquired under capital lease agreements is included within depreciation and amortization expense.

The Company has included $1,000,000 related to the subordinated promissory note issued to Seller within current liabilities on the accompanying consolidated balance sheet and payout schedule above as it is expected to be repaid during the year ending December 31, 2009.

NOTE 5 – FACILITY AND EQUIPMENT LEASE COMMITMENTS AND RELATED PARTY TRANSACTIONS

The College leases its operating facilities and corporate administrative office under non-cancelable operating lease agreements which expire at various times through October 2019. Certain of the facilities are owned by Heald Real Estate, LLC. The leases require base monthly rental payments and require the College to pay certain operating expenses of the facilities. Certain of the leases have stipulated payment increases over their terms. All transactions related to facility leases between the College and Heald Real Estate, LLC, including deferred rent, and rental expense and income, have been eliminated in the consolidated financial statements of the Company. Rent expense is being recorded evenly over the terms of the leases. The difference between rent expense recorded and amounts paid is reflected as deferred rent in the accompanying consolidated balance sheet.

The College also rents equipment under the terms of non-cancelable operating leases.

Future minimum lease payments under the terms of the agreements as of December 31, 2008, are as follows:

Year Ending December 31,	Third Party Facilities	Equipment	Total
2009	$7,298,259	$30,212	$7,328,471
2010	7,473,539	3,084	7,476,623
2011	7,043,765	1,799	7,045,564
2012	6,108,257	—	6,108,257
2013	5,952,517	—	5,952,517
Thereafter	11,802,211	—	11,802,211

	$45,678,548	$35,095	$45,713,643

Rent expense paid to unrelated third parties was approximately $7,200,000 for the year ended December 31, 2008, and is reflected within facilities expense in the accompanying consolidated statement of income and members’ equity.

NOTE 6 – MEMBERS’ EQUITY

Heald Capital, LLC has authorized two classes of units, Preferred Units and Common Units. As of December 31, 2008, authorized and issued units were as follows:

	Authorized	Issued
Preferred Units	12,000	12,000
Common Units	5,000	1,263.4

As more fully defined in the LLC Agreement, distributions of available cash will generally be distributed first to the holders of Preferred Units for the Preferred Return and payment for Unreturned Preferred Investment, as defined, and second to holders of Common Units pro rata based on their respective Unit holdings.

In connection with the issuance of Preferred Units, the Company has issued 296.6 warrants to holders of Preferred Units for acquisition of Common Units, as defined.

NOTE 7 – 401(k) AND PROFIT SHARING PLAN

The Company maintains a 401(k) and Profit Sharing Plan (the Plan) that covers substantially all employees meeting certain employment and continuing eligibility requirements as defined in the Plan. Company contributions are discretionary and based on a percentage declared for the contribution period (each calendar month), if any, by a Board of Directors’ resolution. Company contributions vest ratably over five years and amounted to approximately $470,000 during the year ended December 31, 2008.

NOTE 8 – CONCENTRATION OF CREDIT RISK

As of December 31, 2008, the Company had cash balances with banks in excess of the federally insured limit.

On August 27, 2007, the Company posted a letter of credit in favor of ED in the amount of $15,772,985 as required by ED in connection with the change of ownership. The letter of credit expires on August 28, 2009 and is secured by substantially all assets of the Company. The Company must satisfy certain contractual covenants related to the letter of credit that include, among others, maintenance of minimum cash balances, unrestricted liquid assets and tangible net worth, all as defined. As of December 31, 2008, the Company was in compliance with such covenants.

The Company participates in Government Student Financial Assistance Programs (Title IV) administered by ED for the payment of student tuitions. Substantial portions of the revenue and collection of ending accounts receivable as of December 31, 2008, are dependent upon the Company’s continued participation in the Title IV programs.

NOTE 9 – SUBSEQUENT EVENT

Subsequent to December 31, 2008, the Company refinanced its existing mortgage notes payable in order to take advantage of an opportunity to buy them from the existing lender at a discount. The new credit agreement with Bank of America contains certain restrictive covenants relating to future indebtedness, investments, asset disposition, and restricted payments as well as requirements to meet certain financial covenants (net worth, leverage ratio, fixed charge coverage ratio, and liquidity), as defined in the Credit Agreement dated March 24, 2009. The credit facility totals $24,100,000 ($21,100,000 “Eurodollar Rate Loan” and $3,000,000 “Base Rate Loan”). The Eurodollar Rate Loan bears an interest rate of current period Eurodollar Rate plus 3%, and the Base Rate Loan bears an interest rate of 1) Bank of America prime rate or 2) Federal Funds Rate plus  1/2%, whichever is higher. The monthly principal payment is $91,195. The credit agreement also requires the Company to enter into an interest rate hedging contract to cover no less than 50% of the aggregate outstanding principal amount of the credit facility. The Company signed a $12,004,402.50 credit swap contract with Bank of America on April 24, 2009.

Future maturities of the new credit agreement are as follows:

Year Ending December 31,
2009	$911,950
2010	1,094,340
2011	1,094,340
2012	20,999,370

$24,100,000

HEALD CAPITAL, LLC AND SUBSIDIARIES

Consolidated Financial Statements

For the Period from August 15, 2007

through December 31, 2007

with

Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of Heald Capital, LLC:

We have audited the accompanying consolidated balance sheet of Heald Capital, LLC and Subsidiaries (the Company) as of December 31, 2007, and the related consolidated statements of operations and members’ equity and cash flows for the period from August 15, 2007 through December 31, 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Heald Capital, LLC and Subsidiaries as of December 31, 2007, and the results of their operations and their cash flows for the period from August 15, 2007 through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

Lake Forest, California
June 30, 2008

2

HEALD CAPITAL, LLC AND SUBSIDIARIES

Consolidated Balance Sheet

December 31, 2007

Assets
Current assets:
Cash	$5,256,777
Restricted cash	2,241,161
Accounts receivable, net of allowance for doubtful accounts of $3,270,495	1,676,940
Due from Seller	2,367,307
Other accounts receivable	1,005,487
Inventories	2,273,790
Prepaid expenses	1,425,755

Total current assets	16,247,217
Restricted cash	10,500,000
Accounts receivable, net of allowance for doubtful accounts of $195,501	80,399
Facilities and equipment, net of accumulated depreciation and amortization of $1,536,730	35,747,618
Deposits and other	1,066,713
Deferred loan fees, net	746,961
Goodwill	3,559,796

$67,948,704

Liabilities and Members’ Equity
Current liabilities:
Accounts payable	$7,908,755
Accrued expenses	3,806,603
Accrued Preferred Member distributions	289,640
Current portion of long-term debt	2,499,862
Unearned tuition	2,880,460

Total current liabilities	17,385,320
Deferred rent	119,528
Long-term debt, net of current portion	39,167,644

Total liabilities	56,672,492
Members’ equity	11,276,212

$67,948,704

See notes to consolidated financial statements

3

HEALD CAPITAL, LLC AND SUBSIDIARIES

Consolidated Statement of Operations and Members’ Equity

For the Period from August 15, 2007

through December 31, 2007

Revenues:
Tuition	$35,755,097
Other	3,593,684

Total revenues	39,348,781

Costs and expenses:
Course materials, services and instruction	11,501,454
Selling and promotion	8,001,611
General and administrative	12,669,405
Facilities	4,684,361
Depreciation and amortization	1,597,294

Total costs and expenses	38,454,125

Income from operations	894,656

Other income (expense):
Interest income	162,842
Interest expense	(1,264,415)

Total other income (expense)	(1,101,573)

Loss before income taxes	(206,917)
Provision for income taxes	(226,432)

Net loss	(433,349)
Members’ equity, beginning of period	12,144,861
Preferred Member distributions	(435,300)

Members’ equity, end of period	$11,276,212

See notes to consolidated financial statements

4

HEALD CAPITAL, LLC AND SUBSIDIARIES

Consolidated Statement of Cash Flows

For the Period from August 15, 2007

through December 31, 2007

Cash flows from operating activities:
Net loss	$(433,349)
Adjustments to reconcile net loss to net cash used by operating activities -
Depreciation and amortization	1,597,294
Change in assets and liabilities:
Accounts receivable, net	6,413,654
Other accounts receivable	(785,871)
Inventories	(1,523,617)
Prepaid expenses	(305,414)
Deposits and other	(685,445)
Accounts payable	3,301,556
Accrued expenses	451,413
Unearned tuition	(12,467,281)
Deferred rent	119,528

Net cash used by operating activities	(4,317,532)

Cash flows from investing activities:
Purchases of facilities and equipment	(535,810)
Increase in restricted cash	(9,284,675)
Preferred Member distributions paid	(145,660)
Increase in goodwill associated with additional costs of acquisition	(1,117,755)

Net cash used by investing activities	(11,083,900)

Cash flows from financing activities:
Principal payments of long-term debt	(764,140)

Net cash used by financing activities	(764,140)

Decrease in cash	(16,165,572)
Cash, beginning of period	21,422,349

Cash, end of period	$5,256,777

Supplemental cash flows information:
Cash paid for -
Interest expense	$959,409

Income taxes	$226,432

Supplemental schedule of noncash investing and financing activities:
Accrual of Preferred Member distributions	$289,640

Increase in goodwill associated with adjustment of net assets acquired	$600,374

See notes to consolidated financial statements

5

HEALD CAPITAL, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2007

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Heald Capital, LLC is a Delaware limited liability company organized on October 30, 2006 whose duration is perpetual. Heald Capital, LLC is the majority member of Heald Education, LLC and sole member of Heald Real Estate, LLC, both Delaware limited liability companies whose durations are perpetual. In addition, Heald College, LLC (the College, and collectively with Heald Capital, LLC, Heald Education, LLC and Heald Real Estate, LLC, the Company) is a subsidiary of Heald Education, LLC and a California limited liability company whose duration is perpetual.

Heald Education, LLC was formed to acquire substantially all of the unrestricted assets and assume certain liabilities of Heald College, a California non-profit, public benefit corporation (the Seller, see Note 2). Heald Real Estate, LLC was formed to acquire real property owned by the Seller.

The College operates an institution of higher learning which offers certificate programs and associate level degrees primarily in the fields of business, healthcare and technology. The College has campuses located in San Francisco, Concord, Hayward, San Jose, Salinas, Rancho Cordova, Fresno, Stockton and Roseville, California. The College’s San Francisco location also operates branch campuses in Portland, Oregon and Honolulu, Hawaii.

Basis of Presentation

The accompanying consolidated financial statements include the accounts of Heald Capital, LLC and its subsidiaries, and have been prepared as of December 31, 2007 and for the period from August 15, 2007 (the date operations commenced) through December 31, 2007. All inter-entity transactions have been eliminated in consolidation.

Restricted Cash and Letter of Credit

Restricted cash of $2,241,161 reflected as a current asset on the accompanying consolidated balance sheet represents cash restricted for the payment of dividends to the Preferred security holders of the Company.

Long-term restricted cash of $10,500,000 reflected on the consolidated balance sheet represents a certificate of deposit maintained with a financial institution. The certificate of deposit renews automatically on a weekly basis and has been pledged as collateral for an irrevocable letter of credit in favor of the U.S. Department of Education (ED, see Note 8).

Goodwill

Goodwill represents the excess of the purchase price over the fair market value of the identifiable net assets acquired. Goodwill is not amortized but tested for impairment annually and written down only when impaired. Management does not believe that there is any impairment associated with the Company’s goodwill.

6

Depreciation and Amortization

Facilities and equipment are recorded at cost and are being depreciated over their estimated useful lives ranging from 3 to 39 years using the straight-line method. Leasehold improvements are stated at cost and are being amortized over their useful lives or the term of the lease, whichever is shorter. Depreciation and amortization commenced with operations on August 15, 2007.

Revenue Recognition

Revenues are derived primarily from tuition on courses taught at the College’s campuses. Tuition revenue is recognized on a straight-line basis over the term of instruction. Unearned tuition represents tuition and fee charges paid in excess of amounts earned as of the consolidated balance sheet date.

Course Service and Advertising Costs

Course service and advertising costs are expensed as incurred.

Accounts Receivable

Accounts receivable are recorded at the net realizable value expected to be received from students or third-party payors and are not collateralized. Accounts receivable include amounts billed to students less payments received and allowances for doubtful accounts. As of December 31, 2007, all accounts receivable have been earned. Management continually monitors and adjusts its allowances associated with the Company’s receivables to address any credit risks associated with the accounts receivable. When uncertainty exists as to the collection of receivables, the Company records an allowance for doubtful accounts and a corresponding charge to bad debt expense, or directly writes-off an account to bad debt expense.

Deferred Loan Fees

Deferred loan fees represent the fees and costs incurred by the Company with respect to obtaining its debt financing. Deferred loan fees are amortized using the straight-line method over the terms of the related debt (see Note 4). Deferred loan fee amortization for the period from August 15, 2007 through December 31, 2007, was $60,564 and is included within depreciation and amortization expense on the accompanying consolidated statement of operations and members’ equity.

Income Taxes

The Company operates as a limited liability company. As such, income and expenses of the Company are passed through to the members and are reported on the individual income tax returns. As a limited liability company, the Company is not required to pay federal or state income taxes. However, the Company is subject to certain state, excise, franchise and license fees; the provision for income taxes reflected in the accompanying consolidated financial statements consists primarily of such items.

Inventories

Inventories consist primarily of textbooks and instructional materials and are stated at the lower of cost or market, on a first in, first out basis.

Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

7

NOTE 2 – BUSINESS ACQUISITION

Acquisition of Heald College by Heald Education, LLC

On December 12, 2006, Heald Education, LLC entered into an Asset Purchase Agreement (the Agreement) to acquire substantially all of the operating assets and assume certain operating liabilities of Heald College (the Seller). The effective closing date of the Agreement was August 15, 2007, the date the funds were transferred for the purchase of the net assets of the Seller.

The purchase price of the operating net assets acquired by Heald Education, LLC from the Seller was as follows:

Initial purchase price	$1
Direct costs of acquisition	1,911,319

$1,911,320

The following is a summary of the purchase transaction and the related preliminary allocation of the assigned values. The Company is in the process of evaluating the existence of other intangible assets, related income tax effects, and finalization of the actual purchase price adjustment, thus the allocation of the purchase price is subject to refinement.

Current assets acquired	$16,294,240
Furniture, equipment and improvements acquired	9,244,066
Other non-current assets acquired	473,550

Total assets acquired	26,011,856

Current liabilities assumed	27,226,061
Non-current liabilities assumed	434,271

Total liabilities assumed	27,660,332

Net liabilities assumed	(1,648,476)
Adjusted purchase price	1,911,320

Goodwill	$3,559,796

Included in current liabilities assumed, as shown above, was an outstanding amount on a line of credit with a bank in the amount of $2,908,690. The line of credit was paid off by the Company simultaneously with the acquisition.

The acquisition of Heald College has been accounted for by the purchase method of accounting and accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on preliminary estimated fair market values at the date of acquisition.

The Company believes that the acquisition is a strategic acquisition in the marketplaces it serves. Management believes that through its expertise and financial commitments it will be able to increase the Company’s student population and further its presence in its marketplaces.

8

Acquisition of Real Estate by Heald Real Estate, LLC

Simultaneous with Heald Education, LLC’s acquisition of the net operating assets of the Seller, Heald Real Estate, LLC acquired certain real property of the Seller. The real estate had an appraised value of $55,400,000. The acquisition price of the real estate was $12,500,000 paid in cash, $8,099,999 of notes payable to the Seller and retirement of the outstanding bonds secured by the real estate in the amount of $21,299,600. Concurrent with the acquisition of the real estate, Heald Real Estate, LLC sold one of the properties that was not going to be used in the ongoing operations for $9,800,000. The proceeds of the sale were used as partial payment of the outstanding bonds.

The Agreement provided for an adjustment to the purchase price based on a Net Asset Value (NAV), as defined. The preliminary purchase price adjustment resulted in a decrease of $4,734,614 to the purchase price. The Agreement specified that fifty percent of the purchase price adjustment was to be paid in cash by the Seller. The amount due from the Seller is recorded on the books of Heald Real Estate, LLC. The notes payable to the Seller are recorded on the books of Heald Capital, LLC and have been reduced for fifty percent of the preliminary price adjustment.

The Company and Seller are in disagreement over the NAV as of the closing date and the corresponding purchase price adjustment based on the NAV. The parties have followed the dispute resolution as outlined in the Agreement. On September 30, 2007, the Company delivered the Seller an audited closing date balance sheet and a calculation of closing date current assets. The Seller then delivered an objection notice to the Company. In September 2007, the Company retained approximately $1,100,000 of funds released by US Bank (previously held in escrow per CEFA bond covenants). The Seller sued the Company on October 2, 2007 to obtain the funds. The case was settled and the Company delivered the cash to the Seller in December 2007. On February 8, 2008, the Seller filed a Voluntary Petition for Reorganization under Chapter 11 of the Bankruptcy Code. In May 2008, the Company filed Notice and Demand for Arbitration as described in the Agreement. The motion was granted by the bankruptcy court and the parties will now commence arbitration proceedings. As of the date of the auditors’ report, the parties have been unable to agree on the NAV.

As part of the acquisition of the real estate, Heald Real Estate, LLC obtained new mortgage financing in the aggregate amount of $35,000,000 (see Note 4). Excess proceeds from the real estate escrow were transferred from Heald Real Estate, LLC to Heald Capital, LLC along with the notes payable to the Seller.

NOTE 3 – FACILITIES AND EQUIPMENT

Facilities and equipment consisted of the following as of December 31, 2007:

Land	$8,566,959
Buildings and improvements	18,948,348
Furniture and equipment	2,351,687
Leasehold improvements	4,754,302
Software and development	2,663,052

37,284,348
Less: accumulated depreciation and amortization	(1,536,730)

$35,747,618

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Depreciation and amortization expense related to facilities and equipment for the period from August 15, 2007 through December 31, 2007 was $1,536,730.

NOTE 4 – LONG-TERM DEBT

As of December 31, 2007, long-term debt consisted of the following:

Mortgage note payable to a financial institution, bearing interest at 6.17%.
The note is collateralized by campus buildings and requires minimum monthly payments of $232,632 with all unpaid principal and interest due
September 1, 2012.	$ 26,991,316

Mortgage note payable to a financial institution, bearing interest at 6.68% during an initial period and a variable interest rate thereafter. The note is collateralized by campus buildings and requires minimum monthly payments of $28,000, plus interest, with all unpaid principal and interest due September 1, 2012.	7,646,000

Subordinated promissory note issued to Seller at an original amount of $6,100,000, bearing interest at 8.0% per annum. The note requires quarterly interest payments on the $6,100,000 with all unpaid principal and interest due August 14, 2012 (see Note 3).	3,732,693

Subordinated promissory note issued to Seller, bearing interest at 8.0% per annum through August 2012 and 10.0% thereafter. Interest accrues quarterly with all unpaid interest and principal due August 13, 2017.	2,061,794

Municipal bonds payable to a bank assumed in connection with the purchase of property. The bonds are payable semiannaually, secured by the property and carry an interest rate which varies from 5.25% to 5.65%. Final payment on the bonds will be made in April 2013.	135,282

Capital lease obligations, at varying rates of interest from 5.09% to 8.44%, collateralized by equipment.	1,100,421

41,667,506

Less: current portion	(2,499,862)

$39,167,644

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Future maturities of long-term debt and capital lease obligations as of December 31, 2007, are as follows:

Year Ending December 31,	Long-Term Debt	Capital Lease Obligations
2008	$1,520,602	$1,026,588
2009	1,589,498	123,731
2010	1,668,477	—
2011	1,753,996	—
2012	31,958,429	—
Thereafter	2,076,083	—

	$40,567,085	1,150,319

Less: amount representing interest		(49,898)

		1,100,421
Less: current portion		(979,260)

		$121,161

As of December 31, 2007, the cost of equipment acquired under the terms of the capital lease agreements was $1,190,720; the accumulated amortization was $372,920. Amortization expense associated with equipment acquired under capital lease agreements is included within depreciation and amortization expense.

NOTE 5 – FACILITY AND EQUIPMENT LEASE COMMITMENTS AND RELATED PARTY TRANSACTIONS

The College leases its operating facilities and corporate administrative office under non-cancelable operating lease agreements which expire at various times through August 2019. Certain of the facilities are owned by Heald Real Estate, LLC. The leases require base monthly rental payments and require the College to pay certain operating expenses of the facilities. Certain of the leases have stipulated payment increases over their terms. All transactions related to facility leases between the College and Heald Real Estate, LLC, including deferred rent, and rental expense and income, have been eliminated in the consolidated financial statements of the Company. Rent expense is being recorded evenly over the terms of the leases. The difference between rent expense recorded and amounts paid is reflected as deferred rent in accompanying consolidated balance sheet.

The College also rents equipment under the terms of non-cancelable operating leases.

Future minimum lease payments under the terms of the agreements as of December 31, 2007, are as follows:

Year Ending December 31,	Third Party Facilities	Equipment	Total
2008	$6,304,719	$81,241	$6,385,960
2009	5,418,554	30,212	5,448,766
2010	5,465,846	3,084	5,468,930
2011	4,478,700	1,799	4,480,499
2012	3,467,000	—	3,467,000
Thereafter	10,355,078	—	10,355,078

	$35,489,897	$116,336	$35,606,233

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Rent expense paid to unrelated third parties was approximately $2,500,000 for the period from August 15, 2007 through December 31, 2007, and is reflected within facilities expense in the accompanying consolidated statement of operations and members’ equity.

Subsequent to December 31, 2007, the College entered into a non-cancelable operating lease for its corporate administrative office. The lease requires base monthly rental payments and requires the College to pay certain operating expenses of the facility. The lease expires in May 2013 and contains stipulated payment increases over its term. Future minimum lease payments under the terms of the agreement have been included in the table above.

NOTE 6 – MEMBERS’ EQUITY

Heald Capital, LLC has authorized two classes of units, Preferred Units and Common Units. As of December 31, 2007, authorized and issued units were as follows:

	Authorized	Issued
Preferred Units	12,000	12,000
Common Units	5,000	1,263.4

As more fully defined in the LLC Agreement, distributions of available cash will generally be distributed first to the holders of Preferred Units for the Preferred Return and payment for Unreturned Preferred Investment, as defined, and second to holders of Common Units pro rata based on their respective Unit holdings.

In connection with the issuance of Preferred Units, the Company has issued 296.6 warrants to holders of Preferred Units for acquisition of Common Units, as defined.

NOTE 7 – 401(k) AND PROFIT SHARING PLAN

The Company maintains a 401(k) and Profit Sharing Plan (the Plan) that covers substantially all employees meeting certain employment and continuing eligibility requirements as defined in the Plan. Company contributions are discretionary and based on a percentage declared for the contribution period (each calendar month), if any, by a Board of Directors’ resolution. Company contributions vest ratably over five years and amounted to approximately $83,000 for the period from August 15, 2007 through December 31, 2007.

NOTE 8 – CONCENTRATION OF CREDIT RISK

As of August 15, 2007, the Company had cash balances with banks in excess of the federally insured limit of $100,000.

On August 27, 2007, the Company posted a letter of credit in favor of ED in the amount of $15,772,985 as required by ED in connection with the change of ownership. The letter of credit expires on August 28, 2009 and is secured by substantially all assets of the Company. The Company must satisfy certain contractual covenants related to the letter of credit that include, among others, maintenance of minimum cash balances, unrestricted liquid assets and tangible net worth, all as defined. As of December 31, 2007, the Company was in compliance with such covenants.

The Company participates in Government Student Financial Assistance Programs (Title IV) administered by ED for the payment of student tuitions. Substantial portions of the revenue and collection of ending accounts receivable as of December 31, 2007, are dependent upon the Company’s continued participation in the Title IV programs.

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